Exhibit 99.(h)(3)

MAIRS AND POWER GROWTH FUND, INC.

SECOND AMENDMENT TO THE TRANSFER AGENT SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of this 8th day of December, 2010, to the Transfer Agent Servicing Agreement, dated as of October 3, 2008,  as amended July 12, 2010 (the “Agreement”) is entered into by and between MAIRS AND POWER GROWTH FUND, INC., a Minnesota corporation (the “Company”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the Company and USBFS entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 13 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the Company and USBFS agree to the following:

Amended Exhibit D of the Agreement is hereby superseded and replaced with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MAIRS AND POWER GROWTH FUND, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/Jon A. Theobald	By:	/s/Michael R. McVoy

Name: Jon A. Theobald		Name: Michael R. McVoy

Title: Secretary		Title: Executive Vice President

Amended Exhibit D to the

Transfer Agent Servicing Agreement

MAIRS AND POWER GROWTH AND BALANCED FUNDS

TRANSFER AGENT & SHAREHOLDER SERVICES

ANNUAL FEE SCHEDULE at December, 2010

Service Charges to the Fund*

Annual Shareholder Account Fee (see minimum)

• No-Load  - $13.00 /account

• Closed Accounts - $2.50 /account

Annual Minimum

• $24,000 per no-load fund, Growth Fund

• $10,000 per no-load fund, Balanced Fund

Activity Charges

• Telephone Calls - $1.50 /call

• Voice Response Calls - $.35 /call

• Daily Valuations - $6.75/item

• Lost Shareholder Search - $5.00/item

• Document Retention — Based on Accounts

• Price Faxing -$50.00

• AML New Account Service - $1.00/new domestic accounts and $2.00/new foreign account, $.25/shareholder verification.

• $5,000 annual fee

• Disaster Recovery - $.20/account/annually

• ACH/EFT Shareholder Services:

$125.00 /month/fund group

$  .50 /ACH item, setup, change

$5.00 /correction, reversal

Out-of-pocket Costs - Including but not limited to:

•      Telephone toll-free lines, call transfers, etc.

•      Mailing, sorting and postage

•      Stationery, envelopes

•      Programming, special reports

•      Insurance, record retention, microfilm/fiche

•      Proxies, proxy services

•      Lost shareholder search

•      ACH fees

•      NSCC charges

•      All other out-of-pocket expenses

Literature Fulfillment Services

•      Account Management — $200/month (account management, lead reporting and database administration).

•      Order Processing - $6.00/per order (Assessed for each order shipped by U.S. Bancorp Fund Services.)

•      Telephone Service Charge - $2.00/per call

Fees exclude postage and printing charges.

Qualified Plan Fees (Billed to Investors)

•      $15.00 /qualified plan acct (Cap at $30.00/SSN)

•      $15.00 /Coverdell ESA acct (Cap at $30.00/SSN)

•      $20.00 /transfer to successor trustee

•      $20.00 /participant distribution (Excluding SWPs)

•      $25.00 /refund of excess contribution

Shareholder Fees (Billed to Investors)

•      $15.00 /outgoing wire transfer

•      $15.00 /overnight delivery

•      $  5.00 /telephone exchange

•      $25.00 /return check or ACH

•      $25.00 /stop payment

•      $  5.00 /research request per account (Cap at $25.00/request) (For requested items of the second calendar year [or previous] to the request)

Technology Charges

1.   Implementation Services

•                   First CUSIP - $2,000 /first CUSIP

•                   Fund Setup - $1,500 /additional CUSIP

•                   VRU Setup - $500 /fund group

•        NSCC Setup - $1,500 /fund group

2.   Average Cost - $.35 /account/year

3.   File Transmissions — subject to requirements

4.   Selects - $300 per select, Growth Fund

5.   Selects - $250 per select, Balanced Fund

6.   ReportSource - $125 /month — Web reporting

7.   System Access —TALink (Vision), COLD, Image

• Setup - $1,500 /concurrent connection each

• Service — No charge for TA Link (Vision), $300 for other services (not currently using).

8.   Physical Certificate Shares

• Setup - $750 /fund

• Issue of Certificate - $10.00 /certificate transaction

9.   Extraordinary services — charged as incurred

• Development/Programming - $150 /hour

• Conversion of Records — Estimate to be provided

• Custom processing, re-processing

• CCO - $2,000/year/service line

Short Term Trader — Software application used to track and/or assess transaction fees that are determined to be short-term trades. Service can be applied to some or all funds within a fund family.

90 days or less - $0.08/open account

91-180 days - $0.14/open account

181-270 days - $0.20/open account

271 days - $0.26/open account

1 year — 2 years - $0.38/open account

* Subject to CPI increase, Milwaukee MSA.

Amended Exhibit D (continued) to the Transfer Agent Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES

SUPPLEMENTAL SERVICES — Electronic Services

FEE SCHEDULE at December, 2010

Vision Mutual Fund Gateway

Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account Inquiry, execute trades, print applications, review prospectuses, and establish new accounts.

Inquiry Only

• Inquiry - $0.05/event

• Per broker ID - $5.00/month per ID

E-Mail Services (Prospect Services only) — Services to capture, queue, monitor, service and archive shareholder e-mail correspondence:

• Database setup charge - $500

• Monthly admin fee - $250

• Per item/request — Appropriate fulfillment order fees would be applied

FAN WEB — Shareholder internet access to account information and transaction capabilities through a transparent link at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.

1.     FAN Web Premium (Fund Groups over 50,000 open accounts)

•        Implementation - $15,000 per fund group — includes up to 25 hours of technical/BSA support

•        Annual Base Fee - $36,000 per year

2.     FAN Web Select (Fund Groups under 50,000 open accounts, has been approved by DST for Mairs and Power) — Standard Web services

•        Implementation - $5,000 per fund group — includes up to 10 hours of technical/BSA support

•        Annual Base Fee - $12,000 per year

3.     Customization - $165.00 per hour

4.     Activity (Session) Fees:

•        Inquiry - $.15 per event

•        Account Maintenance - $.25 per event

•        Transaction — financial transactions, reorder statements, etc. - $.50 per event

•        New Account Set-up - $3.00 per event (Not available with FAN Web Select)